SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


            ______________________________________________________


                                  FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 31, 1997





                          CALLON PETROLEUM COMPANY
          (Exact name of Registrant as specified in its charter)



         Delaware                       0-16866              64-0844345
(State or other jurisdiction of       Commission         (I.R.S. Employer
 incorporation or organization)       File Number        Identification No.)



                           200 North Canal Street
                       Natchez, Mississippi  39120
        (Address of Principal Executive Offices) (Including Zip Code)



                               (601) 442-1601
           (Registrant's telephone number, including area code)

Item 5.	Other events

On July 31, 1997, Callon Petroleum Company announced the completion of the sale of $36 million of Senior Subordinated Notes due 2002 with a coupon of 10.125%. The Senior Subordinated Notes were offered pursuant to a Rule 144A transaction to qualified institutional buyers and cannot be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Callon has agreed to file by October 1, 1997, and to use its best efforts to cause to become effective by November 15, 1997, a registration statement relating to an exchange offer for the Notes.

The net proceeds to the Company, after costs of the transaction, were approximately $34.8 million and were used to repay the outstanding balance on the Company's credit facility and fund the remaining balance of its 1997 capital expenditure budget.



Item 7.	Financial Statements and Exhibits

       (a)  Financial Statements Information*
       (b)  Pro Forma Financial Information*
       (c)  Exhibits
            1.  Underwriting Agreement*
            2.  Plan of acquisition, reorganization, arrangement,
                  liquidation or succession*
            4.  Instruments defining the rights of security holders,
                  including indentures*
           16.  Letter re change in certifying accountants*
           17.  Letter re director resignation*
           20.  Other documents or statements to security holders*
           23.  Consents of experts and counsel*
           24.  Power of attorney*
           27.  Financial Data Schedule*
           99.  Additional exhibits*




______________________
*  Inapplicable to this filing

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					CALLON PETROLEUM COMPANY

Date:  August 8, 1997                   By:  s/s  John S. Weatherly
                                        John S. Weatherly, Senior Vice
                                        President, Chief Financial Officer
                                        and Treasurer